Exhibit 32.2

Certification

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2004 of CRIIMI MAE Inc. (the “Issuer”).

I, Cynthia O. Azzara, Chief Financial Officer, certify that to the best of my knowledge:

(i)                                     the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)                                  the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

March 8, 2005	/s/ Cynthia O. Azzara
DATE	Cynthia O. Azzara
Executive Vice President,
Chief Financial Officer
and Treasurer